EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350 AND SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the Quarterly Report of First Financial Service Corporation (the “Corporation”) on Form 10-Q for the period ended September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Principal Executive Officer and Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, that:

1.	The Report fully complies with the requirements of section 13 (a) or 15(d) of the Securities Exchange Act of 1934 and;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company;

Date: November 14, 2014	By:	/s/Gregory S. Schreacke
Gregory S. Schreacke
President
Principal Executive Officer

Date: November 14, 2014	By:	/s/Frank Perez
Frank Perez
Chief Financial Officer
Principal Financial Officer &
Principal Accounting Officer